EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of American Achievement Corporation on Form S-4 of our report dated November 17, 2003, except as to Note 16 for which the date is March 15, 2004, appearing in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

DELOITTE & TOUCHE LLP

Austin, Texas

July 20, 2004